EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made and entered into as of the 1st day of January 1, 2005 (the "Effective Date"), by and between CNH Holding Company, a Nevada corporation (the "Company"), and Derek P. Downs, a resident of Denton County, Texas ("Employee").

                                   BACKGROUND:

         WHEREAS, the Company is engaged in the business of designing, developing, marketing, selling and distributing computer hardware and software solutions for integrating voice, video and data over internal and external computer based networks;

          WHEREAS, the Company has, in its business, developed or acquired and will continue to develop and acquire commercially valuable technical and non-technical information, the safeguarding of which by holding the same secret and confidential, is necessary and the Company must be protected from divulgence by Employee, either directly or indirectly, of any such information; and


          WHEREAS, Employee acknowledges that the remuneration, receipt of confidential information, and special and unique professional growth opportunities available through employment with the Company constitute fair and adequate consideration for entry into this Agreement, and he understands that he need not accept or continue employment with the Company; that he has freely chosen to enter into the terms of this Agreement, and that compliance with the terms of this Agreement are conditions of his employment or continued employment with the Company.

                                   AGREEMENTS:

          NOW, THEREFORE, in consideration of the mutual covenants and acknowledgments of the parties which are incorporated and made a part hereof, and in further consideration of and as part of the terms and conditions of the employment or continued employment of Employee, it is hereby agreed as follows:

          1. Appointment and Term. The Company hereby employs Employee, and Employee hereby accepts employment with the Company upon the terms and conditions, and for the consideration set forth in this Agreement. The term of this Agreement, and Employee's employment hereunder shall commence on the Effective Date, and, unless sooner terminated pursuant to the terms of Section 8 of this Agreement, shall continue for an initial period of one (1) year (the "Initial Period"). Subject to the provisions of Section 7, following the completion of the Initial Period, Employee's employment under this Agreement shall be "at will".

          2. Duties and Responsibilities. Employee will serve as the Company's President, and as such will perform those duties which are normal and customary in the industry for like positions and will be responsible for other similar areas which relate thereto for the Company's subsidiaries and affiliates.

 Employee will report directly to the Company's Chief Executive Officer or his designee. Employee will perform full-time service on an exclusive basis for the Company and its affiliates. Employee shall strictly comply with all Company policies and procedures in place from time to time and shall conduct himself in a manner befitting of an employee of the Company. Employee's principal base of employment shall initially be in Dallas, Texas, and may change from time to time. If asked to move by the Company, the Company will pay all closing costs associated with the move including, but not limited to, real estate fees and commissions but excluding pre-paid items. Employee acknowledges that Company is required to actually utilize Employee's services hereunder, but that Company's sole obligation shall be to pay Employee the compensation and provide Employee the benefits set forth herein, subject to the terms and conditions of this agreement. For all purposes, Employee shall be an employee of only the Company, and only this Agreement shall control and govern any and all relationships between Employee and the Company and its divisions, subsidiaries and other affiliated entities.

          3. Employment Compensation. The Company shall pay or provide to Employee, during the period in which this Agreement is in effect, the following compensation in consideration of Employee's performance of his obligations hereunder other than the performance of his obligations under Section 5:

                  3.1 Salary. As compensation for Employee's services hereunder, Company shall pay Employee, and Employee shall accept, an initial annual base salary of One Hundred Twenty-five Thousand US Dollars ($125,000.00 US), less all appropriate deductions and withholdings, payable in accordance with the schedule Company may adopt or alter from time to time in its discretion, but in any event not less frequently than monthly. Employee agrees to defer all of his salary (the "Deferred Salary") until such time as the Company's Executive Management Committee deems appropriate, in light of the financial condition of the Company; provided that the Deferred Salary shall be payable not later than March 31,2005. The Company shall review the performance of Employee's duties hereunder on at least an annual basis. In addition, the Executive Management Committee of the Company may increase Employee's annual base salary at such times as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing, but Company finances permitting, the Company shall endeavor to pay Employee a monthly amount of Eight Thousand U.S Dollars ($8,000.00 US), less all appropriate deductions and withholdings, payable in accordance with the schedule Company may adopt or alter from time to time in its discretion, but in any event not less frequently than monthly.

                  3.2 Bonuses. In addition to annual base salary, the Company may enter into supplemental agreements or memorandums in writing with Employee for the award and payment to Employee of additional compensation or bonuses upon such terms and conditions as Company shall deem to be in its business interest. In the event of the execution by Company of any such agreements or memorandums, Employee's right to additional compensation or bonuses shall be determined in accordance with the applicable provisions thereof, subject, however, to the provisions of this sub-Section. In the absence of any such supplemental agreements or memorandums, Company shall not be obligated to pay Employee any additional compensation or bonus whatsoever, irrespective of the payment of additional compensation or bonus in any past or succeeding year or the payment or additional compensation or bonus to other executives in any year, but may do so in its sole discretion.

                  3.3 Incentive Compensation. From time to time, Company may offer phantom stock, stock appreciation rights, stock options or other equity interests in Company and its affiliates and/or other forms of long-term incentives upon such terms and conditions as Company shall determine to be in its business interests.

                  3.4 Reimbursements. The Company recognizes that in the course of performing Employee's duties hereunder, Employee will necessarily incur expenses in connection with Employee's duties for such items as entertainment, traveling, hotels, and similar items. Employee shall be entitled to have paid or be reimbursed all reasonable expenses incurred by Employee in the performance of Employee's duties hereunder, subject to such requirements, procedures, and rules as may be established by Company for similarly situated employees from time to time in its discretion, including, without limitation, the requirement of submission of appropriate receipts for such expenses prior to reimbursement.

                  3.5 Employee Benefits. Employee shall receive a living expense allowance of Four Hundred US Dollars ($400.00 USD) per month, less all appropriate deductions and withholdings, payable in advance. In addition, Employee shall be entitled to participate in the employee benefit plans that the Company makes available to employees in the same or similar positions from time to time, if any. Employee's participation in such employee benefit plans shall be in accordance with the terms and conditions thereof and the Company's policies and practices in effect from time to time.

 The foregoing compensation shall constitute the entire consideration to be paid by the Company to Employee for all services that Employee performs for the Company and its divisions, subsidiaries and other affiliated entities hereunder other than Employee's performance of his obligations under Section 5.

         4. Conflicts of Interest. Employee shall devote his time, attention, energies and business efforts to his duties as an employee of the Company and to the business of the Company. During the period in which this Agreement is in effect, without the prior written consent of the Company, Employee (a) shall not engage, directly or indirectly, in any other business activity, (b) shall not act as a proprietor, partner, director, officer, employee, consultant, advisor, agent, representative or any other capacity (except as a beneficial owner of less than 5% of the outstanding voting securities of an entity whose voting securities are traded publicly)" of any entity other than the Company and its divisions, subsidiaries and other affiliated entities, regardless of whether such activity is for gain, profit or other pecuniary advantage, and ( c) shall not allow or cause the Company to participate in any transaction with Employee, any of his relatives, or any entity in which Employee or any of his relatives has an interest.


           5.     Competitive Activities.

                    5.1 Competition. As an independent covenant, Employee shall not directly or indirectly engage, and shall not directly or indirectly become involved with (except as a beneficial owner of less than 5% of the outstanding voting securities of an entity whose voting securities are traded publicly) any entity that directly or indirectly engages, in any business in which the Company or any of its divisions, subsidiaries or other affiliated entities is engaged. This covenant shall be effective during the Term and the Post Termination Period (as defined below).

                    5.2 Business Opportunities. As an independent covenant, Employee shall not directly or indirectly divert, take, solicit or accept or attempt to divert or take, whether on his own or on behalf of any other party, and shall not directly or indirectly become involved with (except as a beneficial owner of less than 5% of the outstanding voting securities of an entity whose voting securities are traded publicly) any entity that, whether on its own behalf or on behalf of any other party, directly or indirectly diverts, takes, solicits or accepts or attempts to divert or take, to the exclusion of the Company or the effect of which would be to reduce the Company's business with, any third party who, during Employee's employment with the Company, was a customer of the Company or any of its divisions, subsidiaries or other affiliated entities. This covenant shall be effective during the Term and the Post Termination Period.

                     5.3 Employees. As an independent covenant, Employee shall not directly or indirectly induce or influence or attempt to induce or influence, whether on his own behalf or on behalf of any other party, and shall not directly or indirectly become involved with (except as a beneficial owner of less than 5% of the outstanding voting securities of an entity whose voting securities are traded publicly) any entity that directly or indirectly induces or influences or attempts to induce or influence, whether on its own behalf or on behalf of any other party, any employee of the Company to terminate his employment with the Company. This covenant shall be effective during the Term and the Post Termination Period.

 Employee understands and agrees that the purpose of the foregoing covenants is to protect the legitimate business interests of the Company and is not to restrict Employee's mobility or to prevent him from utilizing his general technical skills. By way of clarification, the covenants and obligations of Employee set forth in this Section 5 shall be binding upon Employee during the Post Termination Period regardless of the reason for termination; provided that such covenants and obligations shall immediately be terminated if Employee is entitled under Section 7 of this Agreement to receive a Termination Payment and the Company fails to pay the Termination Payment in accordance with Section 7.

                  6.       Employee-Developed Intellectual Property.

         6.1 Assignment of Inventions. Unless otherwise agreed to in writing by both parties, Employee agrees to disclose promptly, completely and in writing to the Company and hereby assigns and agrees to assign and bind Employee's heirs, executors, or administrators to assign to the Company or its designee, its assigns, successors or legal representatives, any and all inventions, discoveries, processes, diagrams, methods and apparatus, and all related analyses, computer programs and software, data, designs, financial figures, formulae, ideas, improvements, know-how, specifications and other information and materials and any improvements thereon and all intellectual property related thereto, whatsoever, that are conceived, created or developed by Employee, whether as a sole or joint originator, whether within or out of normal working hours, and whether on the premises of the Company or elsewhere, in connection with his employment with the Company, or using or influenced by the Company's time, data, facilities and/or materials, provided the subject matter is within the field of interest of the Company ("Inventions"). Employee's obligations under this paragraph apply without regard to whether an idea for an Invention or a solution to a problem occurs to Employee on the job, at home, or elsewhere. Employee further agrees that all such Inventions are the Company's exclusive property, whether or not patent applications are filed thereon. It is expressly understood that this Section does not apply to any of Employee's patents or patent applications filed or based on inventions made prior to Employee's employment with the Company or to matters (other than matters within a field of interest of the Company) which are exclusively of personal interest.

                    6.2 Property Rights. Employee shall assist the Company at any time during or after Employee's employment is terminated, at the Company's expense in the preparation, execution, and delivery of any disclosures, patent applications or papers within the scope and intent of this Agreement required to obtain patents in this or in other countries and in connection with such other proceedings as may be necessary to enforce the Company's rights in the Inventions against others or to vest title thereto in the Company t its assigns, successors or legal representatives. If such assistance takes place after Employee's employment is terminated, Employee shall be paid by the Company at a reasonable rate for any time that Employee actually spends in such work at the Company's request.

 6.3 Copyrights. Employee agrees that the Company shall be the copyright proprietor in all copyrightable works of every kind and description created or developed by Employee solely or jointly with others during Employee's employment with the Company which works are created pursuant to the performance of Employee's duties as those duties may be assigned or reassigned from time to time. Employee further agrees, if so requested and at no further expense to the Company, to execute in writing any acknowledgments or assignments of copyright ownership of works within this Agreement as may be necessary for the preservation of the worldwide proprietorship in the Company of such copyrights.

                  6.4 Indemnification. The Company agrees to indemnify and hold Employee harmless from any costs (including, but not limited to, court costs and reasonable attorneys' fees) and damages against Employee for any action based on a claim of patent infringement or copyright as a result of the Company's commercial exploitation of the Inventions, provided that (a) Employee has not acted in bad faith in connection with the assignment of such Invention to the Company, (b) Employee notifies the Company in writing of any potential claim, ( c) Employee permits the Company to defend, compromise or settle the claim, and (d) Employee gives the Company all available information, reasonable assistance, and authority to enable the Company to do so.

         7. Termination.

                  7.1 Termination by the Parties. Notwithstanding Section 2, this Agreement and the employment relationship created hereby shall terminate upon the occurrence of any of the following events (each, a "Termination Event"):
                            (a) The death of Employee;
                            (b)  The  Disability  (as  hereinafter  defined)  of
Employee;
                            (c)  Written  notice to  Employee  from  Employer of
termination for Just Cause (as
hereinafter defined);

                           (d)  Written  notice to  Employee  from  Employer  of
termination after the Initial Period
 for any reason other than Just Cause;

                           (e)  Written  notice to  Employer  from  Employee  of
termination for Just Reason (as
 hereinafter defined);

                            (f)  Written  notice to  Employer  from  Employee of
termination for any reason other than
Just Reason.

                  7.2 Effect of Termination. In the event of the occurrence of a termination under Sections 7.1(a), (b), (c) or (f), Employee shall be entitled to only the compensation earned by Employee as of, and payable for the period prior to, the date of such Termination Event. In the event of the occurrence of a valid termination under Section 7 .1 (d) or (e) above, or a termination by the Company for any reason within twelve months of a Change in Control (as defined below), Employee shall be entitled to receive an aggregate payment equal to two times Employee's annualized base salary at the time of such termination (the "Termination Payment"). The Termination Payment will be due and payable in equal installments during the eighteen-month period beginning on the day immediately following the date of the Termination Event (the "Post Termination Period"). Installments of the Termination Payment shall be due and payable to Employee on each of the Company's regularly scheduled pay dates during the Post Termination Period (as in effect at the time of such Termination Event), and the amount of the installment shall be calculated based upon the frequency of such scheduled pay dates. The first installment of the Termination Payment shall be due and payable to Employee on the: first such pay date immediately following the date of the Termination Event. Any bonuses, incentive compensation and reimbursement accrued to Employee as of the date of termination of this Agreement shall be immediately paid to Employee regardless of the reason for such termination. To the extent permitted under the Company's then existing health plans, if Employee is entitled to a Termination Payment, then Employee's health benefits at the time of such termination shall be continued during the Post Termination Period, as if Employee were still employed by the Company during such period.

                  7.3 Termination Definitions. For purposes of this Section 7 the following terms have the following meanings:


                           (a)  "Disability"  of Employee shall mean  Employee's
inability, because of mental or
physical illness or incapacity, to perform Employee's duties under this Agreement for a continuous period of90 consecutive days or for any 120 days out of a 360-day period. In the event of any disagreement between Employer and Employee regarding the existence or non-existence of any such disability, upon written request from either party to the other, Employer and Employee or Employee's legal guardian or duly authorized attorney-in-fact (IF Employee is not legally competent) shall each designate one Texas licensed physician and the two physicians so designated shall designate a third. AU three physicians so appointed shall personally examine Employee, and the decision of a majority of such panel of physicians shall determine whether such disability exists. Employee hereby authorizes the disclosure and release to Employer of such determination and all supporting medical records, and both parties hereby agree to be bound by such determination.

                           (b) "Just Cause" shall mean:  (i) the  commission  by
Employee of any act involving moral
 turpitude or the commission by Employee of any act or the suffering by Employee of any occurrence or state of facts, which renders Employee incapable of performing Employee's duties under this Agreement (other than Disability), or adversely affects or could reasonably be expected to adversely affect the business reputation of Employer and its affiliates; (ll) Employee being convicted of a felony; (ill) any breach by Employee of any of the material terms of, or the failure to perform any material covenant contained in, this Agreement and following written notice thereof from Employer to Employee (describing in reasonable detail the alleged breach and stating that it is a notice under this Section 7), Employee does not cure such breach or failure within fifteen (15) days thereafter; provided, however, that Employee will not be entitled to cure any breach or failure under this sub-clause (ill) more than one time in any consecutive six month period; or (iv) the violation by Employee of reasonable and appropriate instructions or policies established by the Company's Board of Directors which have been communicated to Employee with respect to the operation of the businesses and affairs of Employer or Employee's failure to carry out the reasonable instructions of the Company's Board of Directors and following written notice thereof from the Company to Employee (describing in reasonable detail the alleged violation and stating that it is a notice pursuant to this Section 7), Employee does not cure any such violation or failure within fifteen (15) days thereafter; provided, however, that Employee will not be entitled to cure any violation or failure under this sub-clause (iv) more than one time in any consecutive six month period.

                           (c)  "Just  Reason"  shall  mean:  (i) any  breach by
Employer of any of the material terms of, or the failure to perform any material covenant contained in, this Agreement and following written notice thereof from Employee to Employer (describing in reasonable detail the alleged breach and stating that it is a notice under this Section 7), Employer does not cure such breach or failure within fifteen (15) days thereafter; provided, however, that

Employer will not be entitled to cure any such breach or failure more than one time in any consecutive six month period; or (ii) a material reduction in Employee's duties and responsibilities without Employee's consent.

                            (d) "Change in Control" shall mean the occurrence of
one or more of the following
events:

                                   (i) Any person  within the meaning of Section
13(d) and 14(d) of the Securities
Exchange Act or 1934, as amended (the "Exchange Act"), other than the Company (including its subsidiaries, directors or executive officers) has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 50 percent or more of the combined voting power of the Company's then outstanding Common Stock or equivalent in voting power of any class or classes of the Company's outstanding securities ordinarily entitled to vote in elections of directors ("voting securities"), unless such person owned beneficial interest in at least 35 percent or more of the outstanding voting securities of the Company as of the Effective Date;

                                    (ii) Shares  representing 50 percent or more
of the combined voting power of
the Company's voting securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Company or its subsidiaries or affiliates);


                                    (iii) As a result of, or in connection with,
any tender offer or exchange
 offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or of any successor to the Company;

                                    (iv)  Following  the  Effective   Date,  the
Company is merged or consolidated with
 another corporation and as a result of such merger or consolidation less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than (i) any party to such merger or consolidation, or (ii) any affiliates of any such party, unless in each such case, the party to the merger or consolidation, or its affiliates owned a beneficial interest in at least 35 percent of the outstanding voting securities of the Company as of the Effective Date; or

                                    (v)  The  Company  transfers  more  than  50
percent of its assets, or the last of
 a series of transfers results in the transfer of more than 50 percent of the assets of the Company, to another entity that is not wholly-owned by the Company. For purposes of this subsection (e), the determination of what constitutes 50 percent of the assets of the Company shall be made by the Board of Directors of the Company, as constituted immediately prior to the events that would constitute a change of control if 50 percent of the Company's assets were transferred in connection with such events, in its sole discretion.

          8. General Confidentiality.

                   8.1 Confidential Information. All Company information with which Employee deals and all non-public information concerning the Company's operations, business methods, business strategies and plans, including Company Intellectual Property shall constitute confidential information of the Company ("Confidential Information"). Employee shall hold all Confidential Information in the strictest confidence and shall protect all Confidential Information with the same degree of care that he exercises with respect to its own proprietary information. Without the prior written consent of the Company, the Employee shall neither use, disclose, divulge or otherwise disseminate any Confidential Information to any person or entity; provided, however, that Employee may disclose, distribute, publish or use any Confidential Information in situations in which and to the extent that the disclosure, distribution, publication or use thereof either (a) is necessary for the performance of his obligations hereunder or (b) is required to be disclosed in connection with a bona fide legal proceeding (including, but not limited to a proceeding to enforce the provisions of this
Agreement) or governmental investigation, provided that Employee shall limit the disclosure, distribution, publication and use of such Confidential Information to the maximum extent practicable under the circumstances.
..

                  8.2 Limitations on Confidential  Information.  Notwithstanding
 Section 8.1 hereof, Employee shall have no obligations with respect to any Confidential Information which (a) is or becomes within the public domain through no act of the Employee in breach of this Agreement, (b) is lawfully received from another source subsequent to the date of this Agreement without any restriction on use or disclosure, ( c) is deemed in writing by the Company no longer to be Confidential Information, or (d) is required to be disclosed by order of any court of competent jurisdiction or other governmental authority (provided in such latter case, however, that the Employee shall timely inform the Company of all such legal or governmental proceedings so that the Company may attempt by appropriate legal means to limit such disclosure, and the Employee shall further use its best reasonable efforts to limit the disclosure and maintain confidentiality to the maximum extent possible).

                  9. Miscellaneous Provisions.

                  9.1 Insurance. The Company, in its sole discretion, may apply for and obtain insurance on the life of Employee in such forms and amounts as the Company may determine from time to time. Any such insurance policy shall be owned by the Company for its own benefit, and Employee shall not have any interest therein or right to the proceeds thereof. Upon request by the Company, Employee shall submit to such medical examinations, supply such information, and execute and deliver such documents and instruments as any insurance company to which the Company has applied for such insurance may require.

                  9.2 Notices. All notices and other communications given by any party hereto in connection herewith (a) must be in writing and (b) may be served only by (i) depositing the same in the United States mail, properly addressed as provided herein, postage prepaid, registered or certified mail, and with return receipt requested, or (ii) delivering the same in person. Any notice or other communication deposited in the mail in the manner provided herein shall be effective upon the earlier to occur of receipt by the addressee or the expiration of3 days after the date on which it is so deposited, and any notice or other communication delivered in person shall be effective when it is received by the addressee. For the purpose hereof, the addresses of the parties hereto shall be as follows:

 Company:

CNH Holding Company
17304 Preston Road, Suite 975
Dallas, Texas 75252Fax: 972-381-4635
Attention: President

Employee:


 Any party hereto may change its address for the purposes hereof by giving written notice of such change of address to the other parties as specified herein.

                  9.3 Superseding Agreement. This Agreement supersedes all prior negotiations, understandings and agreements among the parties hereto relating to the subject matters hereof.

                  9.4 Amendments. No alterations, modifications, amendments or changes in this Agreement shall be effective or binding on any party hereto, unless the same shall be in writing and executed by all of the parties hereto.

                  9.5 Enforceability. This Agreement and all agreements and covenants made by the parties hereto under this Agreement shall inure to the benefit of, and be enforceable by and against, their respective heirs, successors, legal representatives and permitted assignees.

                  9.6 Assignments. The Company may not assign, convey, transfer or otherwise dispose of all or any portion of its interest in this Agreement or its rights or obligations hereunder without the prior written consent of Employee. The rights and obligations of Employee hereunder are personal; therefore, Employee shall not assign, convey, transfer or otherwise dispose of, voluntarily or involuntarily, all or any portion of his interest in this Agreement or his rights or obligations hereunder. Any such assignment, conveyance, transfer or other disposition made or attempted by the Company or Employee in breach or violation of this Section 9.6 shall be null and void and of no effect.

                  9.7 Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of Texas.

                  9.8 Modification and Severability. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision as severed from this Agreement, and such declaration shall in no way affect the legality, validity and enforceability of the other provisions of this Agreement to which such declaration does not relate. In this event, this Agreement shall be construed as if it did not contain the particular provision held to be illegal, invalid or unenforceable, the rights and obligations of the parties hereto shall be construed and enforced accordingly, and this Agreement otherwise shall remain in full force and effect.

                  9.9 Captions. The captions contained herein are for the purpose of reference only and shall not affect in any way the meaning, interpretation or scope of this Agreement.
                  9.10 Waivers. Any waiver by any party hereto of any breach or violation of any provision of this Agreement by any other party shall not operate or be construed as a waiver by such party of any subsequent breach or violation thereof.

                   9.11 Remedies. Employee understands and hereby agrees that any breach or violation or threatened breach or violation by Employee of any of his obligations under Sections 5,6 and 8 will result in immediate and irreparable harm to the Company, and no adequate remedy at law is available to the Company for any such breach or violation or threatened breach or violation; therefore, upon any breach or violation or threatened breach or violation by Employee of any of his obligations under Sections 5, 6 and 8, the Company shall be entitled to injunctive relief in any court of competent jurisdiction, provided that nothing contained herein shall be construed to prohibit the Company from pursuing any other remedy at law or in equity available to the Company therefore. The remedies of each party hereto under this Agreement shall be cumulative of each other and of the remedies at law or in equity available to the parties. Each party's full or partial exercise of any such remedy shall not preclude any subsequent exercise by such party of the same or any other remedy.

                  9.12 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original for all purposes, and all of which together shall constitute one and the same instrument.

                   9.13 Dispute Resolution. Except as provided in Section 9.11 of this Agreement, any and all disputes, controversies, or claims arising out of or relating to your employment or cessation of employment with Company shall be settled exclusively by final and binding arbitration in Dallas, Texas before an arbitrator selected -in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA "). Such disputes include, but are not limited to, claims arising under this Agreement as well as other employment-related legal claims such as discrimination or tort Any arbitration shall be conducted in accordance with the Employment Dispute Resolution Rules of the AM.

          This  Agreement  is executed by the  parties  hereto on the  Effective
Date.

 CNH HOLDING COMPANY                EMPLOYEE

 By:                                                 By: